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                                                     November 26, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Salomon Brothers Opportunity Fund Inc (the "Fund")
                Rule 24f-2 Notice
                1940 Act File No. 811-2884
                1933 Act File No. 2-63023

Ladies and Gentlemen:

Enclosed please find one copy of the above-referenced Fund's Rule 24f-2 Notice on Form 24F-2 for the fiscal year ended August 31, 1997 which is being filed via EDGAR.

Should you have any questions regarding this filing, please telephone the undersigned at 617-330-6335 or Susan Mosher at 617-330-6413.

                                                       Very truly yours,

                                                     /S/ Andrew S. Josef

                                                      Andrew S. Josef

cc:      Alan M. Mandel
         Noel Daugherty
         Janet Tolchin
         Sarah Cogan, Esq.
         Lawrence Seidman, Esq.
         David Shevlin, Esq.
         Kevin Connerty
         Paul Jasinski
         Susan Mosher